GS MORTGAGE SECURITIES CORP.

GSR MORTGAGE LOAN TRUST 2003-4F

MORTGAGE PASS-THROUGH SECURITIES, SERIES 2003-4F

Purchase Agreement

April 25, 2003

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

GS Mortgage Securities Corp. (the "Company") proposes to cause to be issued Mortgage Pass-Through Certificates, Series 2003-4F (the "Certificates"), pursuant to a Trust Agreement, dated as of April 1, 2003 (the "Trust Agreement") between the Company, as depositor, and JPMorgan Chase Bank, as trustee (in such capacity, the "Trustee"), and proposes to sell to you (the "Purchaser") the Certificates specified on Schedule I hereto.  The Class IA-1, Class IA-2, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA -4, Class IIA-5, Class IIA-6, Class IIA-7, Class IIA-8, Class IIA-9, Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Class IIIA-5, Class IIIA-6, Class IIIA-7, Class IVA-1, Class IVA-2, Class IVA-3, Class IVA-4, Class IVA-5, Class VA-1, Class A-P1, Class A-P2, Class A-X1, Class A-X2, Class B1, Class B2 and Class B3 Certificates identified on Schedule I hereto are the "Publicly Offered Certificates."  The Class B4, Class B5, Class B6 and Class R Certificates identified on Schedule I hereto are the "Private Certificates."  The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust Fund primarily consisting of a segregated pool of mortgage loans and certain other related assets.

Goldman Sachs Mortgage Company ("GSMC"), either directly or indirectly, purchased certain mortgage loans (the "Mortgage Loans") from (a) Bank of America, N.A. ("BOA") pursuant to (i) a Mortgage Loan Sale and Servicing Agreement, dated as of March 1, 2003 (the "BOA Sale and Servicing Agreement (3/13/03)"), between BOA, as seller and servicer, and GSMC, as purchaser, (ii) a Mortgage Loan Sale and Servicing Agreement, dated as of April 1, 2003, between BOA, as seller, and GSMC, as purchaser (the "BOA Sale and Servicing Agreement (4/14/03)"), (iii) an Assignment, Assumption and Recognition Agreement, dated as of April 17, 2003, among BOA, GSMC and Wells Fargo Home Mortgage, Inc. ("WFHM"), relating to the Seller’s Warranties and Servicing Agreement, dated as of October 1, 2002 (the "WFHM SWSA"), and the Mortgage Loan Purchase Agreement, dated as of October 1, 2002, each between WFHM, as seller and servicer, and Banc of America Mortgage Capital Corporation ("BAMCC"), (b) National City Mortgage Co. ("Nat. City") pursuant to (i) a Seller’s Warranties and Servicing Agreement (Fixed Rate Pools Bid date 1/9/03), dated as of March 1, 2003 (the "Nat. City SWSA (1/9/03)"), between GSMC, as purchaser, and Nat. City, as seller and servicer, (ii) a Seller’s Warranties and Servicing Agreement (Fixed Rate Pools Bid date

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1/16/03), dated as of March 1, 2003 (the "Nat. City SWSA (1/16/03)"), between GSMC, as purchaser, and Nat. City, as seller and servicer, and (iii) a Flow Seller’s Warranties and Servicing Agreement, dated as of March 1, 2003, between GSMC, as purchaser, and Nat. City, as seller and servicer, and related Warranty Bills of Sale, dated March 25, 2003 and April 8, 2003, respectively; (c) WFHM pursuant to the Seller’s Warranties and Servicing Agreement, dated as of October 1, 2002 (the "WFHM SWSA"), between GSMC, as purchaser, and WFHM, as seller and servicer; and (d) Fifth Third Mortgage Company ("Fifth Third") pursuant to a Seller’s Warranties and Servicing Agreement, dated as of March 1, 2003 (the "Fifth Third SWSA"), between GSMC, as purchaser, and Fifth Third, as seller and servicer.

The Mortgage Loans are being serviced by (i) BOA pursuant to the terms of the BOA Sale and Servicing Agreement (3/13/03) and the BOA Sale and Servicing Agreement (4/14/03), (ii) Nat. City pursuant to the terms of the Nat. City SWSA (1/9/03), the Nat. City SWSA (1/16/03) and the Flow SWSA, (iii) WFHM pursuant to the terms of the WFHM SWSA, and (iv) Fifth Third pursuant to the terms of the Fifth Third SWSA (such agreements, collectively, the "Sale and Servicing Agreements").

The Company will acquire the Mortgage Loans pursuant to (i) an Assignment, Assumption and Recognition Agreement, dated as of April 1, 2003, among GSMC, the Company and WFHM; (ii) an Assignment, Assumption and Recognition Agreement, dated as of April 1, 2003, among GSMC, the Company, and BOA; (iii) an Assignment, Assumption and Recognition Agreement, dated as of April 1, 2003, among GSMC, the Company, and Nat. City; and (iv) an Assignment Assumption and Recognition Agreement, dated as of April 1, 2003, among GSMC, the Company, and Fifth Third (collectively, the "GSMC Assignments").  Pursuant to the GSMC Assignments, GSMC will assign certain of its rights with respect to the representations and warranties under the Sale and Servicing Agreements.  Pursuant to (i) an Assignment, Assumption and Recognition Agreement dated as of April 1, 2003 among the Company, the Trustee, and WFHM; (ii) an Assignment, Assumption and Recognition Agreement dated as of April 1, 2003 among the Company, the Trustee, and BOA; (iii) an Assignment, Assumption and Recognition Agreement dated as of April 1, 2003 among the Company, the Trustee and Nat. City; and (iv) and Assignment, Assumption and Recognition Agreement, dated as of April 1, 2003, among the Company, the Trustee and Fifth Third (together, the "Depositor Assignments"), the Company will assign its rights under the Sale and Servicing Agreements to the Trustee.  The (i) BOA, Nat. City, WFHM Agreements, (ii) GSMC Assignments and (iii) the Depositor Assignments are collectively referred to herein as the "Assignment Agreements."

Certain Mortgage Loan documents, including the mortgage notes and mortgages, will be held by the Custodian pursuant to (i) a Custodial Agreement, dated as of March 1, 2003, among GSMC, BOA and JPMorgan Chase Bank, as custodian (in such capacity, the "Custodian"); (ii) a Custodial Agreement, dated as of April 1, 2003, among GSMC, BOA and the Custodian; (iii) a Custodial Agreement (Fixed Rate Pools Bid date 1/9/03), dated as of March 1, 2003, among GSMC, Nat. City and the Custodian; (iv) a Custodial Agreement (Fixed Rate Pools Bid date 1/16/03), dated as of March 1, 2003, among GSMC, Nat. City and the Custodian; (v) a Custodial Agreement, dated as of October 1, 2002, among GSMC, WFHM and the Custodian; and (vi) a

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Custodial Agreement, dated as of March 1, 2003, among GSMC, Fifth Third and the Custodian.  Capitalized terms used but not defined herein shall have the meanings given to them in the Prospectus.

1.

The Company represents and warrants to, and agrees with, the Purchaser that:

(a)

Registration Statement on Amendment No. 1 to Form S-3 No. 333-100818, including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Publicly Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), have been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective.  Such registration statement, as amended at the Effective Time (as defined herein), including the exhibits thereto and any material incorporated by reference therein, are hereinafter referred to as the "Registration Statement," and the prospectus (including the base prospectus and any prospectus supplement) relating to the Publicly Offered Certificates, as last filed, or mailed for filing, with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act is hereinafter referred to as the "Prospectus."  For purposes of offering the Private Certificates, an offering supplement (the "Offering Supplement") will be prepared with respect to the Private Certificates which shall include and incorporate the Prospectus as a part thereof.  For purposes of this Agreement, "Effective Time" means the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Commission, and "Effective Date" means the date of the Effective Time;

(b)

On the Effective Date, the Registration Statement did conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use in the Registration Statement;

(c)

On the date of this Agreement, the Registration Statement conforms, and at the time of the last filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

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(d)

The Private Certificates constitute exempt securities under Section 3(a)(3) of the Act, and registration of the Private Securities under the Act is not required in connection with the offer, issuance, sale or delivery of the Private Securities pursuant to Rule 144A under the Act;

(e)

The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder;

(f)

Since the date as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(g)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus;

(h)

At the Time of Delivery (as defined in Section 4 hereof), the Trust Agreement and Assignment Agreements will have been duly authorized, executed and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(i)

When the Certificates are issued, executed, authenticated and delivered pursuant to this Agreement and the Trust Agreement, the Certificates will have been duly authorized, executed, authenticated, issued and delivered and will be entitled to the benefits of the Trust Agreement; and the Certificates and the Trust Agreement will conform to the descriptions thereof in the Prospectus and the Offering Supplement;

(j)

The issue and sale of the Certificates, the compliance by the Company with all of the provisions of this Agreement, the Trust Agreement, and the Assignment Agreements, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of

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the Company is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Certificates or the consummation by the Company of the other transactions contemplated by this Agreement, the Trust Agreement or the Assignment Agreements except such as have been obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Purchaser;

(k)

The statements set forth in each of the Prospectus and Offering Supplement under the caption "Description of the Certificates," insofar as they purport to constitute a summary of the terms of the Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair;

(l)

Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, properties or prospects of the Company, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)

The Company will, at the Time of Delivery, own the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Time of Delivery, the Company will have full power and authority to sell and deliver the Mortgage Loans to the Trustee under the Trust Agreement and at the Time of Delivery will have duly authorized such assignment and delivery to the Trustee by all necessary action;

(n)

Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Trust Agreement, the Assignment Agreements and the Certificates will have been paid at or prior to the Time of Delivery;

(o)

At the Time of Delivery, the Mortgage Loans will have been duly and validly assigned and delivered by the Company to the Trustee;

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(p)

The Trust Fund created by the Trust Agreement will not at the Time of Delivery be required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

(q)

The Company is not and at the Time of Delivery will not be an "investment company," as such term is defined in the Investment Company Act;

(r)

When the Certificates are issued and delivered pursuant to this Agreement, the Certificates will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(s)

The Class IA-1, Class IA-2, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7, Class IIA-8, Class IIA-9, Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Class IIIA-5, Class IIIA-6, Class IIIA-7, Class IVA-1, Class IVA-2, Class IVA-3, Class IVA-4, Class IVA-5, Class VA-1, Class A-P1, Class A-P2, Class A-X1, Class A-X2 and Class B1 Certificates will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act, as long as such Certificates are rated in one of the two highest rating grades by at least one nationally recognized statistical rating organization; and

(t)

Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any of the Private Certificates, or any securities of the same or a similar class as the Private Certificates, other than the Private Certificates offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, of any of the Private Certificates or any substantially similar security issued by the Trust, within six months subsequent to the date on which the distribution of the Private Certificates has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to effect the status of the offer and sale of the Private Certificates contemplated by this Agreement as transactions exempt from the registration provisions of the Act.

2.

GSMC represents and warrants to the Trustee that:

(a)

The Trust Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Company;

(b)

The Mortgage Loans constitute "instruments" within the meaning of the applicable Uniform Commercial Code;

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(c)

The Company owns and has good marketable title to the Mortgage Loans free and clear of any lien, claim or encumbrance of any Person;

(d)

The Company has received all consents and approvals required by the terms of the Mortgage Loans for the sale of the Mortgage Loans under the Trust Agreement to the Trustee;

(e)

All original executed copies of each mortgage note that constitute or evidence the Mortgage Loans have been delivered to the Custodian;

(f)

The Company has received written acknowledgement from the Custodian that the Custodian is holding the mortgage notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of the Trustee;

(g)

Other than pursuant to the Trust Agreement, the Company has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Company has not authorized the filing of and is not aware of any financing statements against it that include a description of the collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Company by GSMC or the Trustee by the Company under the Trust Agreement or that has been terminated.  GSMC is not aware of any judgment or tax lien filings against GSMC or the Company;

(h)

None of the mortgage notes that constitute or evidence the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

3.

Subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price determined in accordance with Schedule II hereto, the principal amount of the Certificates.  Upon the authorization by you of the release of the Certificates, the Purchaser proposes (i) to offer the Publicly Offered Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus, (ii) to offer the Private Certificates for sale to institutional investors as set forth in the Offering Supplement and (iii) to transfer a Percentage Interest equal to 0.01% in the Class R Certificates to JPMorgan Chase Bank, as Trustee.  The Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)

It will offer and sell the Private Certificates only to persons it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)

It is a QIB; and

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(c)

It will not offer or sell the Private Certificates by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.

(a)  Each class of Publicly Offered Certificates will be represented by one or more definitive global Certificates in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian.  The Company will deliver such Certificates to the Purchaser against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer to the Company of Federal (same day) funds, by causing DTC to credit such Certificates to the account of the Purchaser at DTC.  The Company will cause the certificates representing such Certificates to be made available to the Purchaser for checking at least twenty-four hours prior to the Time of Delivery at an office designated by the Purchaser (the "Designated Office").  The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on April 30, 2003, or such other time and date as the Purchaser and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

All of the Class B4, Class B5, Class B6 and Class R Certificates shall be delivered in definitive certificated form, by or on behalf of the Company to the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer to the Company of Federal (same day) funds.

(b)  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Certificates and any additional documents requested by the Purchaser pursuant to Section 7(k) hereof, will be delivered at the offices of McKee Nelson LLP ("McKee") at 1919 M Street, N.W., Suite 800, Washington, DC 20036 (the "Closing Location"), and the Certificates will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.

The Company agrees with the Purchaser:

(a)

If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein. The Company will advise the Purchaser promptly of any such filing pursuant to Rule 424(b);

(b)

To make no amendment or any supplement to the Registration Statement, the Prospectus or the Offering Supplement as amended or supplemented prior to the Closing Date, without furnishing the Purchaser with a copy of the proposed form thereof and providing the Purchaser with a reasonable opportunity to review the

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same; and during such same period to advise the Purchaser, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Offering Supplement as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus or offering Supplement relating to the Certificates or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(c)

Promptly from time to time to take such action as the Purchaser may reasonably request in order to qualify the Certificates for offering and sale under the securities laws of such states as the Purchaser may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates, provided that in connection therewith neither the Trust nor the Company shall be required to qualify to do business, or to file a general consent to service of process in any jurisdiction, and provided, further, that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Certificates shall be at the Purchaser’s expense and the expense of maintaining any such qualification with respect to the Private Certificates shall be at the expense of the Purchaser;

(d)

To furnish the Purchaser with copies of the Registration Statement (including exhibits) and copies of the Prospectus and the Offering Supplement as amended or supplemented in such quantities as the Purchaser may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus or offering document shall be at the time required by law in connection with sales of any such Certificates, either (i) any event shall have occurred as a result of which the Prospectus or the Offering Supplement would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Offering Supplement, as amended or supplemented, to notify the Purchaser and upon its request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many copies as the Purchaser may from time to time reasonably request an amendment or a supplement to the Prospectus or the Offering Supplement which will correct such statement or omission or effect such compliance; and in case the Purchaser is required by law to deliver a prospectus or other offering document in connection with sales of any of such Certificates at any time six months

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or more after the Closing Date, upon the Purchaser’s request, but at its own expense, to prepare and deliver to the Purchaser as many copies as the Purchaser may request of an amended or supplemented prospectus or offering document complying with the Act;

(e)

To make generally available to Holders of Certificates as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Company complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after the Closing Date;

(f)

So long as any of the Certificates are outstanding, to furnish the Purchaser copies of all reports or other communications (financial or other) furnished to Holders of Certificates, and to deliver to the Purchaser during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Trust Agreement, the Warranties and Servicing Agreements and the Assignment Agreements; and (iii) such additional information concerning the business and financial condition of the Company or the Trustee as the Purchaser may from time to time reasonably request;

(g)

During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Private Certificates, as notified to the Company by the Purchaser, and (ii) the Time of Delivery for the Private Certificates, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that mature more than one year after the Time of Delivery and that are substantially similar to the Private Certificates, without the prior written consent of the Purchaser;

(h)

To furnish at its expense, upon request, to Holders of the Private Certificates and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(i)

If requested by you, to use its best efforts to cause the Certificates to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc. ("PORTAL"); and

(j)

Not to be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

6.

The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the Commission’s filing fees with respect to the Publicly Offered Notes, (ii) the fees, disbursements and expenses of counsel and accountants for the Company in connection with the issue of the Certificates and all other expenses in connection

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with the preparation and printing of all amendments and supplements thereto and the mailing and delivery of copies thereof to the Purchaser and dealers, (iii) the cost of printing or producing this Agreement, the Trust Agreement, any Blue Sky Supplement and any term sheets, computational materials, preliminary and final prospectus supplements and any other document produced in connection with the offering, purchase, sale and delivery of the Certificates, (iii) all expenses in connection with the qualification of the Certificates for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky Supplement; (iv) any fees charged by securities rating services for rating the Certificates; (v) the cost of preparing the Certificates; (vi) the fees and expenses of the Trustee and of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Trust Agreement and the Certificates; (vii) any cost incurred in connection with the designation of the Certificates for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section 6, Section 8 and Section 11 hereof, the Purchaser will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Certificates by it and any advertising expenses connected with any offers it may make.

7.

The obligations of the Purchaser shall be subject, in the discretion of the Purchaser, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for the Certificates, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

The Trust Agreement, the Warranties and Servicing Agreements, the Assignment Agreements and all of the other agreements identified in such agreements, shall have been duly entered into by all of the respective parties;

(b)

McKee shall have furnished to the Purchaser their written opinions, dated the Time of Delivery for the Certificates, in form and substance satisfactory to the Purchaser;

(c)

Counsel for the Trustee satisfactory to the Purchaser shall have furnished to the Purchaser their written opinion, dated as of the Time of Delivery for the Certificates, in form and substance satisfactory to the Purchaser and counsel for the Purchaser;

(d)

The independent accountants of the Company or other accountants acceptable to the Purchaser shall have furnished to the Purchaser a letter or letters, dated on the date hereof, and a letter or letters, dated the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants’ "comfort letters" and "agreed upon procedures letters" with respect to certain financial information contained in the Prospectus, in each case as to such

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matters as the Purchaser may reasonably request and in form and substance satisfactory to the Purchaser;

(e)

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the Time of Delivery there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Time of Delivery, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchaser so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus or Offering Supplement as first amended or supplemented;

(f)

On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(g)

On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus or Offering Supplement;

(h)

The Company shall have furnished or caused to be furnished to the Purchaser at the Time of Delivery certificates of its officers satisfactory to the Purchaser as to the accuracy in all material respects of its representations and warranties herein at and as of such Time of Delivery, as to the performance of all of

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its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Section 7(a) above and as to such other matters as the Purchaser may reasonably request;

(i)

The Purchaser shall have received evidence satisfactory to it that the Certificates are rated in the rating category or categories specified on Schedule I hereto by the rating agency or agencies specified on Schedule I hereto;

(j)

All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement, the Assignment Agreements, the Warranties and Servicing Agreements, and the Trust Agreement shall be satisfactory in form and substance to the Purchaser and its special counsel; and

(k)

The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

The Purchaser and its special counsel shall have received copies of all documents and other information as they may reasonably request, in form and substance satisfactory, to the Purchaser and its special counsel, with respect to such transactions and the taking of all proceedings in connection therewith.

8.

(a)

The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Offering Supplement as amended or supplemented or any other offering material relating to the Certificates, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating (or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, Prospectus or Offering Supplement.

(b)

The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject,

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April 25, 2003

under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Offering Supplement as amended or supplemented or any other offering material relating to the Certificates or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such document in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)

If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Certificates to which such loss, claim, damage or liability (or actions in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative

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benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)

The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser with respect to any Certificates under this Section 8 shall be in addition to any liability which the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made in connection with the issuance of Certificates by or on behalf of the Purchaser or any controlling

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person of the Purchaser, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Certificates.

10.

If for any reason the Certificates are not delivered by or on behalf of the Trustee as provided herein, other than by the Purchaser’s failure to comply with its obligations hereunder, the Company will reimburse the Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Certificates, but the Company shall be under no further liability to the Purchaser with respect to such Certificates except as provided in Section 6 and Section 8 hereof.

11.

(a)

The Purchaser may prepare and provide to prospective investors "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (collectively, the "8-K Information") in connection with its offering of the Certificates, as described in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"); subject to the following conditions: (i) the Purchaser shall comply with the requirements of the No-Action Letters; (ii) for purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but with respect to the Purchaser shall include only those Computational Materials that have been prepared by the Purchaser for prospective investors and for purposes hereof and "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but with respect to the Purchaser shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared by the Purchaser for prospective investors; (iii) the Purchaser shall provide to the Company any 8-K Information which is provided to investors no later than the second Business Day preceding the date such 8-K Information is required to be filed pursuant to the applicable No-Action Letters and the Purchaser may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed; and (iv) in the event that the Company or the Purchaser discovers an error in the 8-K Information, the party that prepared such material shall prepare corrected 8-K Information and deliver it to the Company for filing.

(b)

The Company will cause to be filed with the Commission one or more current reports on Form 8-K with respect to the 8-K Information.

12.

All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and shall be sufficient in all respects, if delivered or sent by registered mail, if to the Purchaser, to the address of the Purchaser set forth above; if to the Company, to the address of the Company set forth in the Prospectus, Attention: President.

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April 25, 2003

13.

This Agreement shall be binding upon, and inure solely to the benefit of the Purchaser, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Certificates from the Purchaser shall be deemed a successor or assign merely by reason of such purchase.

14.

Time shall be of the essence of this Agreement.

15.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

16.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original. but all such respective counterparts shall together constitute one and the same instrument.

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April 25, 2003

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned two counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchaser.

Very truly yours,

GS MORTGAGE SECURITIES CORP.

By:/s/ Marvin Kabatznick

Name:  Marvin Kabatznick

Title:    President/CEO

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:/s/ Daniel Sparks

Name:  Daniel Sparks

Title:    Managing Director

Goldman Sachs Mortgage Company is executing this Agreement with respect to representations and warranties it makes under Section 2 of this Agreement, to guarantee the accuracy of the representations made by the Company and the performance by the Company of each of its obligations under this Agreement, including particularly the obligations of the Company under Section 8 of this Agreement.

GOLDMAN SACHS MORTGAGE COMPANY

By:

Goldman Sachs Real Estate Funding

Corp., its General Partner

By:/s/ Daniel Sparks

Name:  Daniel Sparks

Title:    Vice President

SCHEDULE I

Class of Certificates	Approximate Initial Certificate Principal Balance/Notional Amount	Certificate Rate	Ratings (Fitch/S&P)
IA-1	$ 22,761,667	4.25%	AAA/AAA
IA-2	$ 45,523,333	5.00%	AAA/AAA
IIA-1	$ 54,000,000	3.00%	AAA/AAA
IIA-2	$ 25,826,086	5.75%	AAA /AAA
IIA-3	$ 37,387,000	5.00%	AAA /AAA
IIA-4	$ 4,876,565	5.75%	AAA /AAA
IIA-5	$ 24,625,000	5.75%	AAA/AAA
IIA-6	$ 20,985,000	5.75%	AAA/AAA
IIA-7	$ 49,179,750	Variable	AAA/AAA
IIA-8	$ 10,691,250	Variable	AAA/AAA
IIA-9	$ 49,179,750	Variable	AAA/AAA
IIIA-1	$ 78,113,000	2.95%	AAA/AAA
IIIA-2	$ 39,707,441	6.00%	AAA/AAA
IIIA-3	$ 27,087,000	5.00%	AAA/AAA
IIIA-4	$ 4,514,500	6.00%	AAA/AAA
IIIA-5	$ 17,957,000	6.00%	AAA/AAA
IIIA-6	$111,760,000	Variable	AAA/AAA
IIIA-7	$ 27,940,000	Variable	AAA/AAA
IVA-1	$100,000,000	3.00%	AAA/AAA
IVA-2	$ 50,000,000	6.00%	AAA/AAA
IVA-3	$100,000,000	Variable	AAA/AAA
IVA-4	$ 48,082,200	Variable	AAA/AAA
IVA-5	$ 92,328,800	Variable	AAA/AAA
VA-1	$ 95,691,000	5.00%	AAA/AAA
A-P1	$ 639,923	0.00%	AAA/AAA
A-P2	$ 658,525	0.00%	AAA/AAA
A-X1	$ 5,144,003	5.50%	AAA/AAA
A-X2	$ 45,504,066	6.00%	AAA/AAA
B1	$ 11,372,000	Variable	NR/AA
B2	$ 4,449,000	Variable	NR/A
B3	$ 2,966,000	Variable	NR/BBB
B4	$ 1,482,000	Variable	NR/BB
B5	$ 1,483,000	Variable	NR/B
B6	$ 1,483,940	Variable	NR/NR
R	—	—	NR/NR

(1)

The annual Certificate Rate for certificates with variable rates of interests are set forth in the table below:

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April 25, 2003

Class	Formula	Initial	Maximum	Minimum
Class IIA-7	LIBOR + 1.60%	2.90%	7.00%	1.60%
Class IIA-8	23.92 – 4.6 * LIBOR	17.94%	23.92%	0.00%
Class IIA-9	5.40 – LIBOR	0.20%	0.20%	0.00%
Class IIIA-6	LIBOR + 1.25%	2.55%	7.50%	1.25%
Class IIIA-7	25.00% - 4 * LIBOR	19.80%	25.00%	0.00%
Class IVA-3	LIBOR + 1.15%	2.45%	7.50%	1.15%
Class IVA-4	25.40% - 4 * LIBOR	20.20%	25.40%	0.00%
Class IVA-5	LIBOR + 1.15%	2.45%	7.50%	1.15%

SCHEDULE II

Purchase Price

For each class of Certificates, 101.89% of the principal amount of such class plus accrued interest thereon, as applicable.